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                                                              Exhibit 10.12


[LOGO]

                            MASTER LICENSE AGREEMENT

        This Agreement is made and entered into as of the Fifteenth (15) day of November, 1982, between:

LICENSOR:

        NAME - Personalized Programming

        BUSINESS ADDRESS - Route 3, Box 90
                           Alachua, FL 32615

        MAIL ADDRESS - Route 3, Box 90
                       Alachua, FL 32615

        PHONE - 904-462-2148

LICENSEE:       Systems Plus, Inc.
                1120 San Antonio Road
                Palo Alto, California 94303
                415-969-7047

        WHEREAS, LICENSOR is the owner of all right, title and interest (including copyright) in a certain computer software program(s) including any Updates, Upgrades and New Versions known as MEDICAL MANAGER more fully described in Exhibit A hereto (the "Program") and the user's manual for such Program (the "Manual");

        WHEREAS, LICENSEE is in the business of marketing computer software product(s); and

        WHEREAS, LICENSEE desires to market the Program and LICENSOR desires to license LICENSEE to market the Program on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, LICENSOR and LICENSEE agree as follows:

        1.  LICENSE

        1.1 Subject to the terms and conditions contained in this agreement, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, an exclusive, worldwide license, to use, reproduce, and distribute copies of the Program and of the Manual and other marketing materials and brochures pertinent thereto.

        1.2 Except as specified in Section 13 hereof, nothing in this license shall be construed as a grant from LICENSOR to LICENSEE of the right to prepare and distribute copies of derivative works, which terms shall include new versions of the Program as defined herein. All derivative works of the Program which are the subject of this agreement (except as specified in Section 13) shall be new versions of the Program prepared by LICENSOR. Unless otherwise stated in a specific provision hereof, the grant of all licenses to reproduce copies of the Program granted herein shall include the right to reproduce and

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distribute copies of derivative works of the Program prepared by LICENSOR.

        The scope of this license does include the right of LICENSEE to sublicense the rights hereunder to any third party. LICENSEE'S obligation to LICENSOR herein to make payments of royalties on monies received pursuant to such sublicense, shall be set forth in Exhibit C.

        During the exclusive term of this license, LICENSEE agrees that it will neither distribute nor promote any other competitive software unless such other competitive software is particularly suited to be operated on a computer operating system which cannot support any version of the program existing, or for which LICENSEE has actual notice that LICENSOR is preparing a comparable new version of the Program, at the time LICENSEE creates, or acquires the right to distribute, such other competitive software.

        2.  TERM

        This agreement shall, in all its terms, commence as of November 15, 1982, and, unless earlier terminated by the provisions of Section 14 hereof, shall continue for a period of two (2) years. After said two (2) year period, this agreement shall be automatically extended on a year-to-year basis, from each anniversary thereof, unless written notice of termination of exclusivity is given by either party six months before the expiration date of the then current term, or until the agreement is otherwise terminated as provided in
Section 14.

        3.  DELIVERY

        3.1 Manual. LICENSOR shall deliver to LICENSEE the current standard version of the Manual as described in Exhibit B hereto in machine readable source code form. LICENSEE has the right to modify and enhance the manual.

        3.2 Object Code. LICENSOR shall deliver to LICENSEE, promptly upon execution hereof, a copy of the Program in object code form on a format as specified in Exhibit A hereto.

        3.3 Source Code. LICENSOR agrees to provide a copy of the Program in source code form for use by LICENSEE in maintaining and supporting the Program. When any corrections, or new versions of the Program in object code are delivered to the LICENSEE, new source code of such corrections and new versions shall concurrently be delivered to LICENSEE.

        As used herein, the term "New versions" of the Program shall include upgrades, and updates of the Program prepared by LICENSOR as well as any modifications of the Program capable of running on operating systems, computers, or in conjunction with peripheral equipment, different from the versions of the Program existing at the time of execution of this agreement.



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        4.  PRICES AND PAYMENTS

        4.1 In consideration of the license granted to LICENSEE, LICENSEE shall pay LICENSOR the amounts specified in Exhibit C hereof. LICENSEE shall not, however, be obligated to make any payment to LICENSOR for copies of the Program which LICENSEE exchanges for defective copies pursuant to LICENSEE's warranty obligations to its customers or for any copies distributed free of charge for marketing purposes. LICENSEE shall have the right to distribute a reasonable number of copies of the Program free of charge for purposes of promotion and marketing of the Program.

        4.2 Time for Payment. Payments under Section 4.1 are due and payable as follows: Fifty percent (50%) of the amount owed shall be payable on the 10th day of the month following the billing thereof by LICENSEE, and the remaining fifty percent (50%) of the amount owed shall be payable on the 30th day of such month. LICENSEE's obligations to make payments hereunder shall survive termination of this agreement.

        4.3 Reports. On a quarterly basis, LICENSEE shall submit to LICENSOR, a written report certifying the number of copies of the Program sold by LICENSEE, and the number of copies exchanged by LICENSEE for defective copies during the previous quarter, and the number of copies distributed free of charge pursuant to Paragraph 4.1. LICENSEE shall provide to LICENSOR a listing of addresses, where practicable, of end users.

        4.4 Records and Inspection. LICENSEE shall keep written records of the number of copies of the Program made, and shipments of copies of the Program to customers. LICENSOR or its designated representative may, from time-to-time, but no more than twice yearly, inspect such records. At LICENSOR's reasonable request, LICENSEE shall make such records available for inspection at the offices of LICENSEE during regular business hours. Because LICENSEE has obligations to multiple licensors under similar agreements, LICENSOR agrees to coordinate its inspection activity with such other licensors upon LICENSEE's request. If any such inspection reveals that the royalties reported and paid are in error by an amount exceeding ten percent (10%), then the cost of such inspection shall be borne by LICENSEE.

        5.  MARKETING OF PROGRAM BY LICENSEE

        5.1 Marketing Efforts. LICENSEE shall use its best efforts to maximize its sales of the Program as authorized herein.

        5.2 Trademarks. Licensee may market the Program under any trademark or descriptive name of its choosing. LICENSEE will notify LICENSOR in writing of all trademarks used by LICENSEE in connection with the sale of the Program. Additionally, if LICENSEE chooses to market the Program under the registered trademark of LICENSOR, LICENSEE agrees to be bound by the term of



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the trademark license granted herein in Exhibit E hereto.

        5.3 Copyright Notices. LICENSEE shall apply to all copies of the Program prepared and distributed by LICENSEE, as well as to all copies of the Manual, a statutory notice of copyright as set forth in Section 401 of Title 17 of the United States Code, and the regulations of the Register of Copyrights promulgated thereunder. The form of all printed notices shall be as follows:

                    Copyright 1982, Personalized Programming

        A printed form of the notice shall appear on each label attached to a diskette, or other machine-readable format, in which copies of the Program are fixed and distributed, and on either the inside cover or a title page of all copies of the Manual distributed by LICENSEE. Or, if LICENSEE is required to modify said manual significantly, notice will state that excerpts have been taken for LICENSOR copyright work.

        In addition, LICENSEE agrees that copies of the Program will not be modified to defeat the display of LICENSOR's copyright notice which appears on the screen of the user's machine and, during the term of any nonexclusive license subsequent to the period of exclusivity defined herein, LICENSEE shall continue to cause notice of LICENSOR's copyright to appear as specified immediately above.

        LICENSEE further agrees to include all copyright notices of third party licensors of substituent runtime, disk operating system modules, or other utilities used in the Program as required by such licenses. LICENSOR shall provide to LICENSEE a copy of each license to which it is a party from any third party licensor.

        5.4 Customer License. LICENSEE shall distribute each copy of the Program subject to a customer license agreement in substantially the form attached herein as Exhibit D, or in such other form as may be approved by LICENSOR in writing.

        5.5 Warranty and Disclaimer. All copies of the Program reproduced and distributed by LICENSEE shall contain a conspicuous warranty disclaimer in substantially the following form:

DISCLAIMER OF WARRANTY:

        SYSTEMS PLUS, INC. AND PERSONALIZED PROGRAMMING MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE OR ITS QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THE SOFTWARE IS LICENSED AND DELIVERED "AS IS".

LIMITATION OF LIABILITY:

        IN NO EVENT WILL SYSTEMS PLUS, INC. OR PERSONALIZED PROGRAMMING BE LIABLE FOR ANY DIRECT, INCIDENTAL, INDIRECT,




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SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE
EXISTENCE, FURNISHING, FAILURE TO FURNISH OR USE OF THE SOFTWARE, EVEN IF SYSTEMS PLUS, INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        6.  ERROR CORRECTIONS, UPDATES, UPGRADES AND NEW VERSIONS.

        6.1 Errors. Upon receipt of a written error report from LICENSEE and any available documentation to verify and demonstrate that an error exists in the Program as supplied by LICENSOR hereunder, LICENSOR shall provide to LICENSEE within fifteen (15) days corrections of all errors in the Program which are specified in the written request.

        6.2 Updates. LICENSOR shall provide LICENSEE with updated master copies of the Program and the Manual to correct errors or make minor changes in the Program.

        6.3 Upgrades. The Program presently operates on the operating systems specified in Exhibit A. Upon request of the LICENSEE, LICENSOR shall upgrade the Program to operate on new versions of such operating systems and provide such upgrades of the Program and the Manual to Licensee under this Agreement.

        6.4 New Versions. Any new versions of the Program which add new features or significantly improve the Program, which are created by LICENSOR during the term of exclusivity of this license, shall be provided to LICENSEE along with necessary documentation for creating a manual for such new version. All provisions of this agreement relating to the Program shall be construed to include any new versions.

        6.5 New Products. As used herein, the term "New Products" means any software product of LICENSEE which is not a new version of the Program which is the subject matter of this present license. LICENSOR hereby grants to LICENSEE an option of first refusal of any New Product that LICENSOR develops during the term of this agreement which is effective to provide an exclusive license to LICENSEE. LICENSOR shall provide to LICENSEE a copy of all New Products developed by LICENSOR during said term. For each New Product provided to LICENSEE, LICENSEE shall have a ninety (90) day option period after the delivery of same in which to provide written notice to LICENSOR that LICENSEE is exercising its option hereunder. In the event that such option is exercised for any New Product, a license shall arise in favor of LICENSEE to reproduce and distribute copies of the New Product which shall be deemed to include all grants, payment terms, obligations, and termination provisions of the present license. Each new license created with respect to a New Product shall be considered to have been granted upon the date which LICENSEE delivers written notice of exercise of its option hereunder with respect to such New Product, and a full two (2) year term of exclusively shall commence upon such date.




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        The failure of LICENSEE to exercise such option as to any New Product shall terminate all of LICENSOR's obligations with respect to such New Product, but shall not terminate LICENSOR's obligation to submit any subsequently created New Products in accordance with the terms hereof.

        6.6 Notices. LICENSOR shall provide LICENSEE with two months prior written notice of all new versions.

        7.  WARRANTY

        7.1 Right to License. LICENSOR hereby represents and warrants that, except for substituent modules of the Program which are copyrighted software of third parties and which are identified in Exhibit A hereto, LICENSOR is the sole owner of the copyrights in and to the Program and the delivered Manual. LICENSOR further warrants that it has the right to enter into this agreement and to grant the licenses granted herein. LICENSOR further warrants that it is the current owner of a valid nonexclusive license to reproduce copies of the substituent modules, copyrights to which are owned by third parties, which are identified in Exhibit A hereto.

        7.2 Limitation on Warranties. LICENSOR MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROGRAM.

        8.  INDEMNIFICATION

        LICENSOR shall indemnify LICENSEE, its employees, distributors, dealers, agents and customers, and hold them harmless from any and all damages, liabilities, costs and expenses (including but not limited to attorneys' fees) incurred by LICENSEE as a result of any judgment or adjudication against LICENSEE which is determined that the duplication or distribution of the Program or the Manual as provided by LICENSOR hereunder infringes any copyright or trade secret trademark or other proprietary right of any third party and shall similarly indemnify and hold LICENSEE harmless from all damages, liabilities, costs and expenses of LICENSEE as a result of any judgment or adjudication against LICENSEE based on a finding that sale of the Program by LICENSEE under the trademark MEDICAL MANAGER infringes any trademark right of a third party. LICENSOR's obligations hereunder shall extend to litigation, threatened litigation, or claim made by any third party that sale of the program under any trademark other than MEDICAL MANAGER infringes any trademark of, or constitutes any form of unfair competition with, such third party. LICENSOR's obligations under this paragraph shall be contingent upon LICENSEE (a) promptly notifying LICENSOR in writing of any such claim as soon as LICENSEE becomes aware of such claim; and (b) cooperates with LICENSOR in defending or settling such claim. LICENSOR shall indemnify LICENSEE and personnel of LICENSEE for any reasonable expenses actually incurred for travel, meals, and lodging pursuant to LICENSEE's obligation to cooperate, but shall not be required to pay LICENSEE or any personnel of LICENSEE any




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fees for time spent pursuant to such cooperation.  Neither this obligation nor
LICENSOR's covenant not to seek contribution shall extend to any claim made by any third party owner of copyrighted substituent modules of the Program based on LICENSEE's failure to comply with the final provision of Section 5.3 above.

        9.  LIMITATION OF LIABILITY

        Except as set forth under Sections 6.1, 6.2, 7, and 8 LICENSOR shall not under any circumstances be liable to LICENSEE or any of its distributors, dealers, agents, or customers for special, incidental or consequential damages, or damages suffered because of a claim by an end user, even if LICENSOR has been advised of the possibility of such damages.

        10.  NON-DISCLOSURE AGREEMENT

        10.1 Confidentiality of Disclosures. In the course of performing this Agreement, LICENSEE and LICENSOR may disclose to each other information concerning their respective confidential business information, inventions, confidential know-how and trade secrets. Such confidential business information, inventions, confidential know-how and trade secrets disclosed hereunder shall remain the sole property of the party disclosing them, and the receiving party shall have no interest in or rights with respect thereto except as expressly set forth in this Agreement. Among other things, the source code for the Program, the internal specification documents, preliminary object code and any test copies of the program are regarded as confidential information by LICENSOR and, if disclosed to LICENSEE, shall be subject to the nondisclosure provisions of this Section. Any confidential information disclosed to LICENSOR pursuant to the inspection right granted under subsection 3.4 shall be subject to the nondisclosure provisions of this Section.

        10.2 Nondisclosure Obligations. LICENSEE and LICENSOR each agree to maintain all such confidential information in confidence to the same extent that it protects its own similar proprietary information, which in no event will be less than the safeguards a reasonably prudent business would exercise in similar circumstances, and further agrees to take reasonable precautions to prevent any unauthorized disclosure of such information. The foregoing restrictions on disclosure shall survive termination of this Agreement but shall not apply with respect to any information which (a) becomes generally known or publicly available through no act or failure to act on the part of the receiving party; (b) if furnished to others by the disclosing party without restriction on disclosure; or (c) is rightfully and lawfully furnished to the receiving party by a third party without restriction on disclosure.

        11.  TRAINING

        11.1 LICENSOR shall provide one training session to LICENSEE upon delivery to LICENSEE of the Program and an


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additional training session upon the delivery of each New Version and New
Product.

        12.     TECHNICAL SUPPORT

        LICENSOR shall provide to LICENSEE, reasonable technical support for the Program. LICENSEE shall provide customer technical support during reasonable normal business hours to be specified by LICENSEE.

        13.  NOTICE OF DISCONTINUANCE

        Licensor shall provide Licensee with six (6) months prior written notice of discontinuance of the Program. Licensee shall have the right, at its sole option, to continue to reproduce and distribute the Program in its then current version so long as LICENSEE continues to make payments to LICENSOR in accordance with Section 3 hereof. LICENSEE shall have the right to make Corrections, Updates and Upgrades to the discontinued Program as it deems appropriate and shall not be required to make payments to LICENSOR for any Corrections, Updates or Upgrades it produces or acquires from a third party.

        14.  TERMINATION

        14.1 LICENSEE's Right to Terminate. LICENSEE shall have the right to terminate this Agreement if LICENSOR defaults on any of its obligations under this Agreement, unless within thirty (30) days after written notice of such default, LICENSOR remedies the default.

        14.2 LICENSOR's Right to Terminate. LICENSOR shall have the right to terminate this Agreement or the licenses granted under Section 1 of this Agreement if LICENSEE defaults on any of its obligations under this Agreement, unless within thirty (30) days after written notice of such default, LICENSEE remedies the default.

        14.3 Effect of Termination. Upon the termination of this Agreement, LICENSEE shall discontinue reproduction and distribution of the Program and the Manual provided, however, that LICENSEE shall have the right to sell any copies remaining in its inventory. Neither termination of this Agreement nor waiver of any right to terminate under this Section shall impair or limit any additional rights or remedies that either LICENSEE or LICENSOR may have at law in equity.

        14.4 In all events, this license shall terminate, and all obligations of both parties hereunder shall terminate upon the expiration of LICENSOR's copyrights to the Program as provided by Title 17 of the United States Code.

        15. ATTORNEY'S FEES

        In the event of any litigation or other legal proceeding


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between the parties arising from this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded or granted, its reasonable costs and expenses (including attorneys' fees) incurred in the proceeding.

        16.  GENERAL

        16.1 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail to the respective parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing.

        16.2 Waiver; Amendment. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

        16.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other party.

        16.4 Choice of Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of California.

        16.5 Equitable Remedies. The parties understand and acknowledge that violation of their respective convenants and agreements contained herein may cause the other irreparable harm and damage, which may not be recovered at law, and each agrees that the other's remedies for breach hereof may be in equity by way of injunctive relief, as well as for damages and any other relief available to the non-breaching party, whether in law or in equity.

        16.6 Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

        16.7 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

        16.8 Entire Agreement. This Agreement including the Exhibits hereto constitutes the entire agreement between the parties concerning the subject matter hereof, and shall supersede



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all previous communications, representations, understandings, and agreements, whether oral or written between the parties or any official or representative thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date and year first written above.


LICENSEE - Systems Plus, Inc.



By:
    ------------------------------------

Name:  Richard W. Mehrlich

Title: President


LICENSOR - Personalized Programming


By:
    ------------------------------------

Name:  Mickey Singer
Title: President




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                                   EXHIBIT A



Description of Programs:


TITLE:____________________________________VERSION:__________________________

Program File Names:













Operating Systems on which the Program Currently Operates:




Computers/Disk Formats on which Program will run:





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                                   EXHIBIT B



Delivered Manual Specifications:


























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                                   EXHIBIT C

                          Payment and Payment Schedule

Royalty Base

        The royalty base shall be LICENSEE's net billings from sales of the Program less LICENSEE's shipping costs attributable to the Program if a separate shipping charge is made to LICENSEE's customers. Net is defined herein as all gross sales of the Program minus any returns.

        LICENSEE shall pay all licenses for runtime systems, disk operating systems and the like, that is included in the sale price required to be used by the Program (including new versions of the Program) and the amounts of such payments shall be deducted from the royalty base.

        Payment shall be made monthly and the royalty base for each month during the term of this agreement shall be calculated on a month-to-month basis. All media freight costs will be deducted from royalty payments if an update must be sent out due to errors in the program. All update charges will be absorbed by LICENSEE if it is deemed to be an error of the LICENSEE.

        The royalty base for each month shall be calculated based on the number of copies of the Program for which LICENSEE bills its customers in the particular month.

        In the event this license becomes nonexclusive pursuant to Section 13, and LICENSEE distributes any derivative version of the Program, no payments of any type made to third parties in connections with the creation of said derivative version may be deducted from the royalty base.

Royalties

        LICENSOR shall receive, for each month during the effective term of this agreement, twenty-five percent (25%) of the royalty base specified above for dealers and distributors. LICENSOR shall receive, for each month during the effective term of this agreement, thirty-five percent (35%) of the royalty base specified above for OEM distribution (OEM's manufacture their own hardware). LICENSOR and LICENSEE will negotiate royalty base on buy-outs and different operating system configurations.

Exclusitivity

        LICENSEE shall have a two (2) year exclusive with a minimum commitment, commencing three (3) months after initial shipment. If a minimum commitment of three hundred (300) units are not sold during the following twelve (12) months the royalty rate on net billings will increase to thirty five (35%) for the remainder of the exclusive period.




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ENHANCEMENTS

        LICENSEE requests the following enhancements to the original MEDICAL MANAGER program: Recall, Scheduling, Drug History, and Referral. Upon bug free completion of these four (4) programs and one (1) month of testing by Systems Plus a payment of five thousand dollars ($5,000) towards future royalties will be paid to LICENSOR by LICENSEE. With implementation of the following operating systems, IBM-PC, CPM-86, and MPM-86 (multi-user with record lock out); LICENSEE agrees to pay LICENSOR five thousand dollars ($5,000) towards future royalties. Specifications for above to be developed with input from both LICENSOR and LICENSEE. Enhancements other than the above to be negotiated at the time of input.

        A minimum of ten thousand dollars ($10,000) per month (average) will be spent on promoting the Medical Manager. This will include direct mail, direct sales solicitation, marketing materials and advertising.








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                                   EXHIBIT D



                           SOFTWARE LICENSE AGREEMENT

Systems Plus, Inc. agrees to grant to the named customer a nontransferable and nonexclusive license to use the Software program(s) delivered herewith and named below (herein referred to as "Software"). Customer, by acceptance hereof, agrees to accept the Software with the following terms and conditions.

The Software license granted under this agreement authorizes the customer to use the Software only on a single computer system. A separate license shall be required for each additional system on which the program is to be used.

This agreement and the Software licensed hereunder may not be transferred, assigned or sublicensed without the prior written consent of Systems Plus, Inc. Customer shall not copy or print the Software in while or in part except for back-up or archive purposes. The customer shall make his best effort to protect the Software against unauthorized use or reproduction.

Systems Plus, Inc. makes no warranties, either express or implied, with respect to the Software described herein, its quality, performance, merchantability or fitness for any particular purpose. This Software is licensed "as is". The entire risk as to its quality and performance is with the buyer.

NO SUPPORT WILL BE PROVIDED UNTIL SYSTEMS PLUS, INC. IS IN RECEIPT OF A PROPERLY EXECUTED SOFTWARE LICENSE AGREEMENT (SEE ATTACHED). NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, IS OFFERED BY SYSTEMS PLUS, INC. CUSTOMER ACKNOWLEDGES THAT SYSTEMS PLUS, INC. IS NOT LIABLE FOR ANY DAMAGES, EITHER CONSEQUENTIAL OR DIRECT, ARISING OUT OF THE USE OF THE SOFTWARE.

                      ADDENDUM TO MASTER LICENSE AGREEMENT
                    DATED SEVENTEENTH DAY OF NOVEMBER, 1982,
               BETWEEN PERSONALIZED PROGRAMMING, INC., LICENSOR,
                        AND SYSTEMS PLUS, INC., LICENSEE

        THIS ADDENDUM supplements and amends the said Master License Agreement and exhibits thereto, revoking portions in whole and in part, and adding additional covenants. The parties hereby agree that this Addendum supersedes the Master License Agreement and exhibits thereto and, wherever discrepancies, modifications or revocations appear, the agreements contained in this Addendum shall prevail, any language in the Master License Agreement and exhibits thereto to the contrary notwithstanding.

        The said parties further agree as follows:

        1. The name of the Licensor is PERSONALIZED PROGRAMMING, INC. Wherever used herein or in the Master License Agreement and exhibits thereto, the terms PERSONALIZED PROGRAMMING and Licensor shall refer to PERSONALIZED PROGRAMMING, INC., a Florida corporation, and shall so appear on any warranty, disclaimer or notice or copyright.

        2. Wherever used herein the terms "updates," "upgrades," and "modifications" shall be defined as those modifications to the program which will be supplied by Licensor to Licensee at no additional charge and which do not constitute "enhancements" to the program as defined hereinbelow.

        3. Wherever used herein the terms "enhancements," "new versions," and "derivative works" are defined to mean significant improvements to the program, including but not limited to:

            A.  Functions not currently carried out;



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
            B.  The ability to run the program on different operating systems;

            C.  Custom modifications to the program for O.E.M.'s.

        4. Wherever used herein, the term "demo" shall mean any program, or copy thereof, which is distributed free of charge for purposes of promotion and marketing. These "demo" programs shall be non-serialized and the number of guarantors will be limited by Licensor, and shall remain unchanged by Licensee. Licensee's right to distribute a reasonable number of copies of the program for promotion and marketing is limited to demos only, with the exception that Licensee may distribute two serialized programs (non-demos) per month until termination of this agreement.

        5. Wherever used herein, the term "new products" shall mean those products produced by Licensor which are medically oriented and interface with the current program.

        6. The exercise of Licensee's option of first refusal on any "new product" shall be made pursuant to the provisions contained hereinafter for the exercise of Licensee's option of first refusal for "enhancements" of the program, as provided hereinbelow.

        7. Licensee shall have an option of first refusal for each enhancement or new product and the terms of said option will be negotiated on a separate contractual basis for each enhancement or new product, which negotiations shall be commercially reasonable and based upon an actual bid price or per hour wage for the product or service to be performed; and, upon entry into one of these contractual agreements, this Master License Agreement, Addendum and exhibits thereto will prevail, except as otherwise modified by the separate contractual agreement for that enhancement or new product.

        8. Licensor hereby agrees to do the following enhancements for no additional charges to Licensee:

            A.  MP/M-86 version with multi-user handling;

            B.  CP/M-86 version;

            C. Transfer to the "Accounting Plus" general ledger version number 3.02;

            D.  Referral handling.

        9. There shall be an exception to the exclusive worldwide license hereby granted, in favor of Licensor and its employees but excluding its selling agents for purposes of sales of this program to end users within the State of Florida.

        10. Licensee's right to substantially modify an enhance the manual shall be subject to Licensor's prior written approval.

        11. Licensor's indemnification of Licensee, as set forth in the Master License Agreement, shall include no indemnification for any damages or claims for damages resulting from any further duplication or distribution of the Program or the manual following the institution of an action against Licensee or following Licensor's notification to Licensee that a claim has been made against Licensor or a third party. No expenses, including but not limited to the costs of defending or settling any claim or litigation, attorney's fees, travel, meals, or lodging, shall be paid unless Licensee shall have obtained Licensor's prior written consent.

        12. Licensor shall deliver to Licensee two copies of the program in source form. It is Licensor's and Licensee's express intent and understanding that the source code for the program is provided to Licensee for storage use only and shall be kept in a secured, safe place and in a manner so as to protect it from theft, copying, or inspection by unauthorized persons. Licensee is not permitted to make copies of the source code, and is not permitted to allow inspection by anyone except the officers and employees of Licensee, and Licensee hereby agrees that Licensor would suffer substantial damages to its competitive position if the contents of the source code were revealed to customers, competitors or possible future competitors, and that there shall be no distribution of the source code whatsoever without the prior written consent of Licensor or its successors in interest.

        13. This agreement including the Master License Agreement, the exhibits thereto, and this Addendum constitute the entire agreement between the parties concerning the subject matter hereof, and shall supersede all previous communications, representations, understandings, and agreements whether oral or written between the parties or any official or representative thereof, provided however that this Addendum shall supersede any previous agreement or understanding contained in the Master License Agreement or exhibits thereto, to the extent that this Addendum modifies, contradicts, or supplements same.

        14. The payment schedule and times for delivery under this agreement shall be as follows:

             A. Upon full execution of this agreement by Licensor and Licensee, Licensee shall pay to Licensor as an advance against future royalties the sum of Ten Thousand and no/100

Dollars ($10,00.00), upon receipt of which Licensor shall deliver the program, without an accompanying serialization program, as a test program. Thereafter, Licensee shall have a period of time not to exceed one (1) month from date of delivery to test said program. License may, by written request accompanied by an additional payment of Ten Thousand and no/100 Dollars ($10,000.00) as a further advance against future royalties, signify its acceptance of same and demand completion of delivery. No more than fifty percent (50%) of the royalties paid per month will be applied toward the advanced royalties. Licensor shall, within one (1) week's time from date of such request, provide Licensee with an executable copy of the serialization program and a machine readable copy of the source code and manual. When Licensee receives the serialization program, a fifteen (15) month period of time shall commence to run during which time Licensee agrees to use its best efforts to sell at least three hundred (300) non-O.E.M. program packages (serialized program disks and manual). If the minimum of three hundred (300) program packages is not sold during that period, the royalty rate on gross collections of all monies received from non-O.E.M. sales, as provided hereinbelow, shall increase to thirty-five per cent (35%) for the remainder of the term of this agreement which shall at that time become non-exclusive.

        15. The royalty base for determination of any and all amounts owed to Licensor for non-O.E.M. sales shall be defined as the gross collection of all monies received, less returns, without deduction for shipping costs, freight charges or license payments. Licensor shall receive twenty-five per cent (25%) of the royalty base for all non-O.E.M. sales, and as provided elsewhere hereinbelow.

        16. The royalty base for all O.E.M. sales shall be set by negotiation between Licensor and Licensee with Licensor having the rights to participate indirectly through Licensee in the negotiation of sale's price to any O.E.M. Licensor shall receive fifty per cent (50%) of the royalty base for all O.E.M. sales without deductions for shipping charges, freight charges or license payments.

        17. In addition to the definitions of royalty base as provided hereinabove, a Four Hundred Twenty-Five Dollars ($425.00) base royalty to Licensor on all non-O.E.M. sales shall apply, in such manner that the minimum royalties paid to Licensor during any quarter equals the number of non-O.E.M. sales times the price of Four Hundred Twenty-Five ($425.00) per sale. Should Licensor have received less royalties than the sum produced by the above computation, Licensee shall immediately pay any difference to Licensor at the end of that quarter. Should Licensor have received an amount greater than the sum computed by the above method, there shall be not redistribution and not carry-over into any other quarterly period, but rather, Licensor shall be entitled to keep any coverage without adjustment or reimbursement to Licensee.

        18. The parties agree to omit the requirements of payment of Five Thousand Dollars ($5,000.00) advance against royalties for recall, scheduling, drug history and referral programs and the Five Thousand Dollars ($5,000.000) advance against royalties for

IBM-PC, CPM-86 and MPM-86 operating systems set forth in Schedule C of the Master License Agreement.

        IN WITNESS WHEREOF, the parties have executed this Addendum and agreement by their duly authorized representatives as of this 19 day of November, 1982.



Witnesses:

/s/ [ILLEGIBLE]                  LICENSEE - Systems Plus, Inc.
--------------------
/s/ [ILLEGIBLE]                  BY    /s/ RICHARD W. MEHRLICH
--------------------               --------------------------------
                                    Richard W. Mehrlich
                                    President

/s/ [ILLEGIBLE]                  LICENSOR - Personalized Programming, Inc.
--------------------

/s/ [ILLEGIBLE]                  BY    /s/ MICKEY SINGER
--------------------               --------------------------------
                                    Mickey Singer, President

         ADDENDUM TO MASTER LICENSE AGREEMENT DATED NOVEMBER 17, 1982, BETWEEN PERSONALIZED PROGRAMMING, INC. AND SYSTEMS PLUS, INC.

WHEREAS, Personalized Programming, Inc. (Licensor) and Systems Plus, Inc. (Licensee) entered into a Master License Agreement on the Fifteenth (15) day of November, 1982, which consisted of ten (10) typewritten pages and Exhibits "A" through "D" (pages 11 through 15); and,

WHEREAS, the parties executed the "ADDENDUM TO MASTER LICENSE AGREEMENT" on November 19, 1982, consisting of seven (7) typewritten pages, together with a separate addendum signed by the parties hereto on "Personalized Programming" letterhead; and

WHEREAS, Paragraph 14.A. of the aforementioned ADDENDUM TO MASTER LICENSE AGREEMENT (page 5) provides, among other things, that, if a minimum of three hundred (300) program packages are not sold during the fifteen (15) month period immediately following Licensee's receipt of the serialization program, then the agreement shall become non-exclusive; and

WHEREAS, pursuant to said Paragraph 14.A., Licensee did not sell the required three hundred (300) packages during the said fifteen (15) month period, and the agreement thereby became non-exclusive; and

WHEREAS, the parties hereto have found the exclusive, worldwide license agreement to be mutually profitable and beneficial, and the parties have orally agreed to continue the exclusive agreement; and

WHEREAS, the parties accordingly wish to formalize their oral agreement in writing and thereby recreate the exclusive license agreement.

NOW THEREFORE, in consideration of the promises and premises contained herein, Licensor and Licensee agree as follows:

1. This Addendum supplements and amends the aforementioned Master License Agreement, Exhibits and Addenda thereto (these documents together are hereinafter referred to as the "ORIGINAL AGREEMENT"), revoking portions whole and in part, and adding additional covenants. The parties hereby agree that this Addendum supersedes the ORIGINAL AGREEMENT and, wherever discrepancies, modifications, inconsistencies or revocations appear, the definitions, language and agreements contained in this Addendum shall prevail, any and all language in the ORIGINAL AGREEMENT to the contrary notwithstanding.

                                    LICENSE

2. Subject to the terms and conditions contained in this ADDENDUM and the ORIGINAL AGREEMENT, Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, worldwide license, to use, reproduce and distribute copies of the Program and the Manual and other marketing materials and brochures pertinent thereto.

                                      TERM

3. This Agreement, consisting of the ORIGINAL AGREEMENT and this ADDENDUM shall, in all its terms, commence as of June 1, 1984, and, unless earlier terminated by other provisions hereof, shall continue for a period of two (2) years. After said two (2) year period, this agreement shall be automatically extended as provided herein.

                              PRICES AND PAYMENTS

4. Payments under Section 4.1. of the Master License Agreement shall be payable on the fifteenth (15th) and last day of each month as otherwise provided herein.

                                   ROYALTIES

5.(a) Licensor shall receive, for each month during the effective term of this Agreement, twenty-five (25) percent of the royalty base specified in Exhibit "C" of the Master License Agreement for dealers and distributors.

5.(b) Licensor shall receive for each month during the effective term of this Agreement, fifty (50) percent of the royalty base specified in Exhibit "C" of the Master License Agreement for "Large Contractual Sales". Large Contractual Sales are defined as any sale which includes or involves:

        (i) The purchase by an Original Equipment Manufacturer ("OEM") of twenty (20) programs or more during the term of this Agreement; OR

        (ii) The change of name for the program, also known as "private labeling contracts"; OR

        (iii) The contractual purchase(s) from any one (1) vendor of fifty-five (55) programs, or involving seventy-five thousand dollars ($75,000) or more in price in which any one of the following conditions applies:

        (1)  An exclusive hardware or territorial right is granted, OR

        (2)  The vendor is not classified as a wholesale distributor, that is
(a) the vendor's primary intention is not to sell the Program to retail outlets or other distributors on a piece-meal basis; or (b) the vendor does not primarily package software products with the necessary hardware and sell the package as a "total (system) solution".

5.(c) The minimum royalty for all non-Large Contractual Sales shall be four hundred and twenty five dollars ($425) for each MEDICAL MANAGER Program, and an additional minimum royalty of fifty dollars ($50) for each OFFICE MANAGEMENT MODULE and fifty dollars ($50) for each multi-user option.

                               SALES BY LICENSOR

6. In addition to the provisions made in section 9 of the addendum of November 19, 1982, Licensor shall have the right to sell to dealers in the State of Florida, without limitation, except for the following restrictions:

        (i) Licensor must limit sales to any five (5) dealers in Florida during a "Royalty Period" in which the total royalties paid to the Licensor by the Licensee exceeds twenty thousand dollars ($20,000). A "Royalty Period" is defined as two consecutive calendar months which begin with the months of January, March, May, July, September, or November.

        (ii) Licensor is required to inform licensee at the end of each Royalty Period of which dealer(s) were sent programs and to whom they were serialized.

        (iii) In the event the royalty in subparagraph (i) above is attained, then all sales after the sales to the five dealers mentioned above by the licensor shall be treated as if they were made by Licensee under the terms herein.

                                  SOURCE CODE

7. For purposes of this Agreement, the Source Code shall not be considered part of the Program. If the sale of the Source Code becomes necessary in order to meet the requirements of the particular purchaser, then the sale and support of the Source Code is exclusively the responsibility of the licensor, but is subject to the approval of the licensee.


Systems Plus, Inc.


By:  /s/ RICHARD W. MEHRLICH                   Date 7/3/84
    --------------------------------               ------------------
Richard W. Mehrlich, President



Personalized Programming, Inc.


By:  /s/ MICKEY SINGER                         Date  6/13/84
   ---------------------------------               ------------------
Mickey Singer, President

                   THIRD ADDENDUM TO MASTER LICENSE AGREEMENT

        THIS ADDENDUM dated this 1st day of April, 1985 ("EFFECTIVE DATE"), supplements and amends the MASTER LICENSE AGREEMENT between PERSONALIZED PROGRAMMING, INC., a Florida Corporation (hereinafter referred to as "LICENSOR"), and SYSTEMS PLUS, INC. a California Corporation (hereinafter referred to as "LICENSEE"), dated November 15, 1982, and amended in writing on November 19, 1982 ("ADDENDUM I."), and August 3, 1984 ("ADDENDUM II."), (hereinafter collectively referred to as the "ORIGINAL AGREEMENT").

WHEREAS, LICENSOR has developed an enhanced version of THE PROGRAM (THE MEDICAL MANAGER VERSION FIVE, hereinafter referred to as "VERSION FIVE"); and

WHEREAS, LICENSEE has an option of first refusal to enter into a contractual agreement for the right to sell VERSION FIVE; and

WHEREAS, LICENSEE desires to exercise such right under the terms and conditions of this ADDENDUM.

NOW THEREFORE, LICENSEE AND LICENSOR further agree as follows:

  1. AMENDMENT: This ADDENDUM amends the ORIGINAL AGREEMENT, revoking portions in whole and in part, and creating additional covenants, and, wherever discrepancies, modifications or revocations appear, the agreements contained in this ADDENDUM shall prevail, any language in the ORIGINAL AGREEMENT to the contrary notwithstanding. In all other respects the terms and conditions set forth in the original agreement shall continue in full force and effect.

  2. LICENSE: Subject to the terms and conditions contained in this ADDENDUM, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, an exclusive, worldwide license to use, reproduce and distribute copies of VERSION FIVE and the Manual and other marketing materials and brochures pertinent thereto.

  3. TERM: This ADDENDUM shall, in all its terms, commence as of the EFFECTIVE DATE hereof, and unless earlier terminated by other provisions hereof, shall continue through May 31, 1986. After May 31, 1986, unless otherwise terminated by other provisions hereof, this ADDENDUM and the ORIGINAL AGREEMENT (hereinafter collectively referred to as the "MASTER LICENSE AGREEMENT") shall be automatically extended on a year-to-year basis, from each anniversary thereof, unless written NOTICE OF DISCONTINUANCE is given by either party at least six months before the expiration date of the then current term.

  4. NOTICE OF DISCONTINUANCE: As set forth in the ORIGINAL LICENSE AGREEMENT, LICENSOR shall provide LICENSEE with six (6) months prior written notice of its election not to extend the term of this MASTER LICENSE AGREEMENT. In the event that such NOTICE OF DISCONTINUANCE is given to LICENSEE, and LICENSOR thereby also desires to terminate

LICENSEE'S right to continue to reproduce and distribute the program in any form as provided for in the ORIGINAL AGREEMENT, then, upon the payment to LICENSEE of the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), all rights to the program in any form shall immediately terminate as set forth in section 8, herein.

        5. EXCEPTIONS TO EXCLUSIVITY: There shall be an exception to the exclusive license granted to LICENSEE as follows:

                (a) LICENSOR hereby reserves the right to sell and distribute VERSION FIVE to dealers in the State of Florida as set forth in section 6, of ADDENDUM II. A dealer shall be defined as any vendor whose primary intention is not to sell the program to retail outlets or other distributors, but primarily packages software products with the necessary hardware and sells the package as a total system to end-users residing in the state of Florida.

                (b) LICENSOR hereby reserves the right to sell and distribute VERSION FIVE to Blue Cross and Blue Shield of New York, or any of its subsidiaries, for the primary purpose of resale, to end-user packaged as a total system. LICENSEE shall receive, for each month during the effective term of this MASTER LICENSE AGREEMENT, twenty-five (25) percent of the royalty base set forth in the MASTER LICENSE AGREEMENT for such sales to Blue Cross and Blue Shield of New York. Payment is due on the 15th of the month following either shipment of product or receipt of prepayment.

        6. TERMINATION: Either party, at its election, may treat this MASTER LICENSE AGREEMENT as having been breached and, without prejudice to any other of its rights, may forthwith terminate such MASTER LICENSE AGREEMENT by written notice to the other party on occurrence of any of the following events:

                (a) The other party shall file a petition in bankruptcy or shall be adjudged a bankrupt.

                (b) The other party shall file a petition in reorganization under the provisions of Federal or State bankruptcy law.

                (c)     The other party shall become or be declared insolvent.

                (d) A receiver of all or substantially all of the property of the other party shall be appointed and not removed within thirty (30) days.

                (e) The other party shall make a general assignment for the benefits of its creditors.

                (f) The other party shall make any three payments by check or bank draft which are not timely under section 4. of the ADDENDUM
        II. and/or returned for insufficient funds.

                (g) There shall be a substantial failure by the other party to perform one or more of its obligations hereunder which shall not have been cured within twenty (20) days after written notice specifying the nature of such failure.

        7. BUY OUT: The LICENSOR and LICENSEE expressly agree that it would be mutually beneficial and desirable for LICENSOR to buy-out LICENSEE, and thereby terminate this MASTER LICENSE AGREEMENT upon the payment to LICENSEE of an amount sufficient to compensate LICENSEE for the expected returns for the balance of the term of the exclusive license. LICENSEE and LICENSOR therefore expressly agree to terminate this MASTER LICENSE AGREEMENT, after thirty (30) days prior written notice, and upon the payment to LICENSEE of a sum equal to the number of remaining months in the exclusive license, times the sum of THIRTY THOUSAND DOLLARS ($30,000). In the event this MASTER LICENSE AGREEMENT is rescinded prior to February 28, 1986, and LICENSOR enters into an exclusive license agreement with Blue Cross and Blue Shield of New York which provides for a guaranteed royalty of SIX HUNDRED THOUSAND DOLLARS ($600,000) or more for subsequent annual renewals of the license agreement, LICENSOR agrees to pay LICENSEE the additional sums of FIFTY THOUSAND DOLLARS ($50,000) each upon the receipt of the first and second annual renewals.

        8. EFFECT OF TERMINATION: Upon the TERMINATION or BUY OUT of the MASTER LICENSE AGREEMENT, any and all rights of LICENSEE to use, reproduce, serialize and distribute copies of THE PROGRAM, in any form or version whatsoever, including but not limited to VERSION FIVE, shall immediately terminate, and LICENSEE shall not be permitted to so use, reproduce, serialize or distribute such programs without the prior and express written consent of LICENSOR. LICENSOR shall have exclusive rights and control over THE PROGRAM, in all forms and all versions whatsoever, including but not limited to VERSION FIVE, and shall have the right to enter into an exclusive license agreement with any third party for VERSION FIVE, or any other version or form of THE PROGRAM without permission and without compensation of any nature or form to LICENSEE.

        9. NON-COMPETITION: LICENSEE warrants, covenants and agrees that it will not, either directly or indirectly, compete against or sell products similar to THE PROGRAM, in any form or version whatsoever, including but not limited to VERSION FIVE, during the term of the LICENSE AGREEMENT and for one
(1) year after the TERMINATION or BUY OUT hereof, pursuant to Payment for Termination of Right to Continue (Section 4), Termination (Section 6) or Buy Out (Section 7), in any state within which THE PROGRAM has been sold.

        10. RIGHT OF FIRST REFUSAL: In the event LICENSOR develops a new enhancement to THE PROGRAM (as defined in paragraph 3. of Addendum I.), LICENSEE shall have the option of first refusal (as set forth in paragraph 7. of ADDENDUM I.). LICENSOR shall send a copy of such enhanced version of THE PROGRAM to LICENSEE, and LICENSEE shall have thirty (30) days within which to meet the terms of a bona fide offer which LICENSOR has received, or, at the election of LICENSEE, to pay the per hour rate of SIXTY-FIVE DOLLARS ($65.00) per hour for the development of the enhanced version. In the event LICENSEE is unable or unwilling to exercise such option within thirty (30) days, the LICENSOR shall be free to sell or distribute the enhanced version of THE PROGRAM, in its entirety, without limitation and without compensation of any kind to LICENSEE. LICENSEE shall nevertheless retain the right to sell and distribute the program in its then current form, under the terms and conditions of this MASTER LICENSE AGREEMENT.

        11. INDEMNIFICATION. In addition to paragraph 8 in Master License Agreement, LICENSEE agrees to indemnify and hold harmless LICENSOR, its officers, agents and employees, from any and all damages, liabilities, costs and expenses, including court costs and reasonable attorney's fees, incurred by LICENSOR arising out of any matter relating to THE PROGRAM, to the extent attributable to LICENSEE'S misconduct or negligence in any form or version whatsoever, including but not limited to VERSION FIVE. LICENSEE'S obligations hereunder shall extend to litigation, threatened litigation or claim made by any third party that such third party has paid for or has the right to receive THE PROGRAM, in any form or version whatsoever, including but not limited to VERSION FIVE. LICENSEE'S obligations under this paragraph shall be contingent upon LICENSOR (a) promptly notifying LICENSEE in writing of such claim as LICENSOR becomes aware of such claim; and (b) cooperates with LICENSEE in defending or settling such claim. LICENSEE shall indemnify LICENSOR and personnel of LICENSOR for any reasonable expenses actually incurred for travel, meals, and lodging pursuant to LICENSOR'S obligation to cooperate, but shall not be required to pay LICENSOR or any personnel of LICENSOR any fees for time spent pursuant to such cooperation.

        12. SUPPORT OF PACKAGES: To the extent that LICENSOR continues to provide support to LICENSEE. LICENSEE covenants and agrees that it will continue to provide technical support to the customers who have previously purchased THE PROGRAM during reasonable business hours as needed, and to continue to support and service such packages sold.

        13. NOTICES: Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States Mail, postage paid, or when deposited with a public telegraph company for transmittal, charged prepaid, and addressed:

                (a) In the case of LICENSOR, to Michael A. Singer, Route 3, Box 90, Alachua, Florida 32615, or to such other person or address as LICENSOR may from time to time furnish to LICENSEE.

                (B) In the case of LICENSEE, to Richard W. Mehrlich, 1120 San Antonio Road, Palo Alto, CA 94303, or to such other person or address as LICENSEE may from time to time furnish to LICENSOR.

        14. ASSIGNMENT. This MASTER LICENSE AGREEMENT shall be binding on and enure to the benefit of the respective successors and assigns of the parties. However, any assignment by LICENSEE of its rights hereunder, without the prior written consent of LICENSOR, shall immediately terminate this Agreement without notice.

        15. ATTORNEY'S FEES. If any action at law or in equity shall be brought to recover any money under this Agreement, or for or on account of any breach of, or to enforce or interpret any of the provisions of this Agreement, the prevailing party's costs, reasonable attorney's fees, including appellate fees, the amount of which shall be fixed by the Court and shall be made part of any judgment or decree rendered.

        16. ENTIRE AGREEMENT: This MASTER LICENSE AGREEMENT constitutes the entire agreement between the parties concerning the subject matter hereof, and shall supersede all previous communications, representations, understandings, and agreements whether oral or written between the parties or any official or representative thereof.

        17. APPLICABLE LAW: The validity, construction and performance of this MASTER LICENSE AGREEMENT shall be governed by the laws of the State of California, and venue for any action brought hereunder shall lie in Santa Clara County, California.

        18. For VERSION FIVE and EMC modules, LICENSOR will receive twenty five percent (25%) of all additional revenue generated by the sale with the minimum base addition to royalty of $50.00 each as per Section 17 of the ADDENDUM to the original contract.

        IN WITNESS WHEREOF, the parties have executed this ADDENDUM by their duly authorized representatives as of the date and year set forth below.



Systems Plus, Inc.                           Personalized Programming, Inc.


By:   RICHARD W. MEHRLICH                    By:   MICHAEL A. SINGER
    ---------------------------------            -------------------------------
      Richard W. Mehrlich, President               Michael A. Singer, President


Date:      4/18/85                           Date:      4/16/85
      -------------------------------              -----------------------------

                   VERSION FOUR TO FIVE CONVERSION AGREEMENT

This is to serve as a legal contract between Personalized Programming, Inc. and Systems Plus, Inc. regarding their financial relationship in the distribution of conversion packages for the upgrade from Version 4.08 (4.A8) to Version 5.0 of THE MEDICAL MANAGER.

        1. It is understood by both parties that in order for any users to upgrade to Version 5.0 a new serialization number must be issued by Systems Plus, Inc. to the end-user or the end-user's dealer. All such re-serializations are to be reported to Personalized Programming, Inc. along with an updated list of dealer and end-user names and addresses. This converted systems re-serialization report is to be included along with the normal royalty reports for each month.

        2. Both parties have agreed that a price of $400 will be charged for the conversion package. Systems Plus will pay royalties of fifty percent (50%) of all revenues received through the sale of such conversion packages. The payment of this royalty amount is to be included with, and is under the same terms as, the monthly royalty payments covered by the master license agreement and its addendums.

We agree to the above terms of this contract.


/s/  MICHAEL A. SINGER                  /s/  RICH MEHRLICH
------------------------------          -----------------------------
Michael A. Singer, President            Rich Mehrlich, President
Personalized Programming, Inc.          Systems Plus, Inc.




     5/21/85                                 5/24/85
-----------------                       -----------------
Date                                    Date



Note:  Special Data prior to April 1985 will be at a 25% (twenty five) royalty.

                   VERSION FOUR TO FIVE CONVERSION AGREEMENT

This is to serve as a legal contract between Personalized Programming, Inc. and Systems Plus, Inc. regarding their financial relationship in the distribution of conversion packages for the upgrade from Version 4.08 (4.A8) to Version 5.0 of THE MEDICAL MANAGER.

        1. It is understood by both parties that in order for any users to upgrade to Version 5.0 a new serialization number must be issued by Systems Plus, Inc. to the end-user or the end-user's dealer. All such re-serializations are to be reported to Personalized Programming, Inc. along with an updated list of dealer and end-user names and addresses. This converted systems re-serialization report is to be included along with the normal royalty reports for each month.

        2. Both parties have agreed that a price of $400 will be charged for the conversion package. Systems Plus will pay royalties of fifty percent (50%) of all revenues received through the sale of such conversion packages. The payment of this royalty amount is to be included with, and is under the same terms as, the monthly royalty payments covered by the master license agreement and its addendums.

We agree to the above terms of this contract.


/s/ MICHAEL A. SINGER                   /s/ RICH MEHRLICH
----------------------------            ---------------------------------
Michael A. Singer, President            Rich Mehrlich, President
Personalized Programming, Inc.          Systems Plus, Inc.


  5/21/85                                  5/24/85
-----------------                       ----------------
Date                                    Date


Note:  Special Data prior to April 1985 will be at a 25% (twenty five) royalty.

                  FOURTH ADDENDUM TO MASTER LICENSE AGREEMENT

        THIS ADDENDUM dated this 1st day of October, 1985 ("EFFECTIVE DATE"), supplements and amends the MASTER LICENSE AGREEMENT between PERSONALIZED PROGRAMMING, INC., a Florida Corporation (hereinafter referred to as "LICENSOR"), and SYSTEMS PLUS, INC., a California Corporation (hereinafter referred to as "LICENSEE"), dated November 15, 1982, and amended in writing on November 19, 1982 ("ADDENDUM I."), August 3, 1984 ("ADDENDUM II."), and April 1, 1985 ("ADDENDUM III."), (hereinafter collectively referred to as the "ORIGINAL AGREEMENT").

WHEREAS, LICENSOR has developed Electronic Media Claims (EMC), and is developing Novell Network and IBM-Xenix and PC-Net versions; and

WHEREAS, LICENSEE desires to distribute these new versions; and

WHEREAS, LICENSOR and LICENSEE both wish to change the method of contract renewal and option to buy-out.

NOW THEREFORE, LICENSEE AND LICENSOR further agree as follows:

        1. AMENDMENT: This ADDENDUM amends the ORIGINAL AGREEMENT, revoking portions in whole and in part, and creating additional covenants, and, wherever discrepancies, modifications or revocations appear, the agreements contained in this ADDENDUM shall prevail, any language in the ORIGINAL AGREEMENT to the contrary notwithstanding. In all other respects the terms and conditions set forth in the original agreement shall continue in full force and effect.

        2. LICENSEE: Subject to the terms and conditions contained in this ADDENDUM, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, an exclusive, worldwide license to use, reproduce and distribute copies of Electronic Media Claim (EMC) Modules, and both Novell Network and IBM-Xenix and PC-Net versions when they are completed, and the Manuals and other marketing materials and brochures pertinent thereto.

        3. TERM: This ADDENDUM shall, in all its terms, commence as of the EFFECTIVE DATE hereof, and unless earlier terminated by other provisions hereof, shall continue through May 31, 1986. After May 31, 1986, unless otherwise terminated by other provisions hereof, this ADDENDUM and the ORIGINAL AGREEMENT (hereinafter collectively referred to as the "MASTER LICENSE AGREEMENT") shall be automatically extended on a year-to-year basis, from each anniversary thereof, unless written NOTICE OF DISCONTINUANCE is given by either party at least three months before the expiration date of the then current term.

        4. ROYALTY PAYMENTS: LICENSOR shall receive, for each month during the effective term of this agreement, thirty three and one third (33-1/3) percent of the royalty base specified in Exhibit "C" of the MASTER LICENSE AGREEMENT for dealers and distributors. In addition, LICENSOR shall receive ninety (90) percent of the wholesale price (currently $250) for the first seven hundred and fifty (750) EMC

Modules sold to dealers and distributors. LICENSOR shall receive for the seven hundred and fifty first (751) EMC Module, and all thereafter, fifty (50) percent of the then current wholesale price. LICENSOR shall continue to receive fifty
(50) percent of all Version Four to Five Conversions as well as fifty (50) percent of all large contractual sales.

        5. NOTICE OF DISCONTINUANCE: The first sentence of SECTION FOUR of ADDENDUM III of the MASTER LICENSE AGREEMENT is modified to read: "LICENSOR shall provide LICENSEE with three (3) months prior written notice of its election not to extend the term of this MASTER LICENSE AGREEMENT."

        6. BUY-OUT: SECTION SEVEN of ADDENDUM III of the MASTER LICENSE AGREEMENT is hereby stricken and shall be of no further force and effect.

        7. EXCEPTIONS TO EXCLUSIVITY: In addition to the Exceptions of Exclusivity in SECTION FIVE of ADDENDUM III of the MASTER LICENSE AGREEMENT, there shall be an ADDITIONAL EXCEPTION to the exclusive licence granted to LICENSOR as follows:

        LICENSEE hereby grants to LICENSOR, and LICENSOR hereby accepts, the right to enter into an unrestricted licensing agreement and to sell and distribute all current and future versions of THE PROGRAM to Orbis, Inc., a Rhode Island Corporation, or any of its subsidiaries or assigns, under a private label. The only restriction is that Orbis, Inc., or any of its subsidiaries or assigns, may not use or make any reference to the registered trademark of "THE MEDICAL MANAGER" or "Systems Plus, Inc." without written approval from Systems Plus, Inc.

        IN WITNESS WHEREOF, the parties have executed this ADDENDUM by their duly authorized representatives as of the date and year set forth below.



Systems Plus, Inc.                           Personalized Programming, Inc.


By:  /s/ RICHARD W. MEHRLICH                By:   /s/  MICHAEL A. SINGER
    ---------------------------------            -------------------------------
      Richard W. Mehrlich, President               Michael A. Singer, President


Date:      10/3/85                           Date:      10/01/85
      -------------------------------              -----------------------------

                   FIFTH ADDENDUM TO MASTER LICENSE AGREEMENT


        THIS ADDENDUM dated this 26th day of September, 1986 ("EFFECTIVE DATE"), supplements and amends the MASTER LICENSE AGREEMENT between PERSONALIZED PROGRAMMING, INC., a Florida Corporation (hereinafter referred to as "LICENSOR"), and SYSTEMS PLUS, INC., a California Corporation (hereinafter referred to as "LICENSEE"), dated November 15, 1982, and amended in writing on November 19, 1982 ("ADDENDUM I."), August 3, 1984 ("ADDENDUM II."), April 1, 1985 ("ADDENDUM III."), and October 1, 1985 ("ADDENDUM IV."), (hereinafter collectively referred to as the "ORIGINAL AGREEMENT").

WHEREAS, LICENSOR has developed Version 6.0 under the C-programming language which is portable to Xenix, Unix and other operating systems; and

WHEREAS, LICENSEE desires to distribute these new versions on all hardware and operating systems to which it is ported; and

NOW THEREFORE, LICENSEE AND LICENSOR further agree as follows:

  1. AMENDMENT: This ADDENDUM amends the ORIGINAL AGREEMENT, revoking portions in whole or in part, and creating additional covenants, and, wherever discrepancies, modifications or revocations appear, the agreements contained in this ADDENDUM shall prevail, any language in the ORIGINAL AGREEMENT to the contrary notwithstanding. In all other respects the terms and conditions set forth in the ORIGINAL AGREEMENT shall continue in full force and effect.

  2. LICENSE: Subject to the terms and conditions contained in this ADDENDUM, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, an exclusive, worldwide license to use, reproduce and distribute copies of the C-language version of the product on any operating system to which it is ported, and the Manuals and other marketing materials and brochures pertinent thereto.

  3. TERM: This ADDENDUM shall, in all its terms, commence as of the EFFECTIVE DATE hereof, and unless earlier terminated by other provisions hereof, shall continue under the same terms as the ORIGINAL
AGREEMENT, whose term is being extended in section 7, herein.

  4. DEVELOPMENT COSTS: The direct costs of porting to hardware and/or Operating Systems which are not compatible with MS-DOS (PC-DOS), Concurrent CP/M, Novell Netware, IBM-compatible Xenix (for the 80286) or ALTOS Xenix (for the 80286), will be shared 50% by the LICENSOR and 50% by the LICENSEE. Direct costs are expenditures which are made by the LICENSOR for hardware and software for porting and continued upgrading. All such costs by LICENSOR are to be submitted to LICENSEE with a copy of original invoices and 50% of such costs are to be remitted to LICENSOR, net 30. If the LICENSEE does not wish to share the direct costs of any particular port, the LICENSOR assumes exclusive rights for that hardware and Operating System.

  5. ROYALTY PAYMENTS: LICENSOR shall receive, for each month during the effective term of this agreement, the same royalty percentages specified in the ORIGINAL AGREEMENT. In addition, an initial $25,000.00 payment shall be made upon execution of this addendum, and $15,000.00 shall be added to each months royalty payment for ten consecutive months, beginning in the first month when master diskettes are delivered to LICENSEE for a sellable version on a Unix/Xenix machine.

  6. EXCEPTIONS TO EXCLUSIVITY: All Exceptions of Exclusivity for previous versions as described in SECTION FIVE of ADDENDUM III and SECTION SEVEN of ADDENDUM IV of the ORIGINAL AGREEMENT, shall continue for Version 6.0 and all future versions.

  7. EXTENSION OF TERM: The term of the ORIGINAL AGREEMENT and the addendum, herein, shall be extended one year, from May 31, 1987 to May 31, 1988. All other conditions regarding term and cancellation shall remain intact.

        IN WITNESS WHEREOF, the parties have executed this ADDENDUM by their duly authorized representatives as of the date and year set forth below.


Systems Plus, Inc.                      Personalized Programming, Inc.


By:  /s/ RICHARD W. MEHRLICH            By:  /s/ MICHAEL A. SINGER
    -------------------------------        ------------------------------
    Richard W. Mehrlich, President         Michael A. Singer, President


Date:    10/2/86                        Date:      10/2/86
     -------------------                     --------------------

                  CONCURRENT PC DOS XM DISTRIBUTION AGREEMENT

        This is to serve as a legal contract between PERSONALIZED PROGRAMMING, INC., of Alachua, Florida (hereinafter referred to as "DEVELOPER"), and SYSTEMS PLUS, INC., of Mountainview, California (hereinafter referred to as "DISTRIBUTOR"), for the distribution of Concurrent PC DOS XM and associated multi-port hardware (hereinafter referred to as "PRODUCTS").

        1. The DEVELOPER will provide the DISTRIBUTOR customized versions of Concurrent PC DOS XM in the following configurations:

            A.  Standard three-user system.
            B.  Seven-user system to support four-port expansion board.
            C.  Eleven-user system to support eight-port expansion board.
            D. Other configurations which market demand may from time to time deem profitable, including upgrades between versions and configurations.

The DISTRIBUTOR will purchase Concurrent PC DOS XM exclusively from the DEVELOPER in minimum quantities of twenty (20) licenses per order. They will be billed at the DEVELOPER's direct cost of purchase per license plus direct manufacturing cost and shipping, where applicable. All such invoices are to be paid to the DEVELOPER, net 15.

        2. The DEVELOPER will provide the DISTRIBUTOR the necessary four-port expansion boards and when it becomes available the eight-port expansion boards and any other port configurations which the market deems profitable.

The DISTRIBUTOR will purchase all multi-port expansion boards to be used with Concurrent PC DOS XM exclusively from the DEVELOPER in minimum quantities of twenty (20) units per order. They will be billed at the DEVELOPER's direct cost plus direct shipping costs where applicable. All such invoices are to be paid to the DEVELOPER, net 15.

        3. The DISTRIBUTOR will sell products at a mutually agreed upon wholesale price which is at this time:

           A.  Three-user version w/manual                         $450.00
           B.  Seven-user version w/manual and w/four-port board   $900.00

All agreements concerning standard wholesale pricing and upgrade costs of these products shall be stated in a signed letter by both parties.

        4. The DEVELOPER shall receive payments on a monthly basis equal to fifty percent (50%) of the profit which is earned on these products. Profit is defined as gross sales minus cost charged by DEVELOPER for the unit sold minus the direct cost of the Concurrent manual where applicable. For example:

            Sales price of seven-port system                $900.00
            Cost of CCP/M-XM                               -$115.00
            Cost of four-port board (inc. shipping)        -$220.00
            Cost of CCP/M manual                           -$ 45.00
            -------------------------------------------------------
            Gross Profit                                    $520.00
            Monthly payment to the DEVELOPER (50%)          $260.00

The DEVELOPER shall receive all such profit-sharing payments on the same monthly payment schedule as is currently in effect between DEVELOPER and DISTRIBUTOR.


IN WITNESS WHEREOF, the parties have executed this AGREEMENT by their duly authorized representatives as of the date and year set forth below.




Systems Plus, Inc.                     Personalized Programming, Inc.


By: /s/  RICHARD W. MEHRLICH           By: /s/  MICHAEL A. SINGER
    ------------------------------         -----------------------------
    Richard W. Mehrlich, President         Michael A. Singer, President


Date:     10/15/86                     Date:      10/8/86
     ------------------                     -------------------

                            PERSONALIZED PROGRAMMING
                       Rt. 3, Box 90 - Alachua, FL 32615
                                 (904) 462-2148

                      ADDENDUM to MASTER LICENSE AGREEMENT

        This is to serve as an addendum to the MASTER LICENSE AGREEMENT and all earlier Addendums between Systems Plus, Inc., Distributor, and Personalized Programming, Inc., Developer.

        Developer will provide Distributor with Version 5.2 of THE MEDICAL MANAGER Systems Analyst Toolbox for PC-DOS single-user, Concurrent CP/M, Novell Network, and associated documentation.

        The terms of distribution, royalties, and expiration of contract are to remain as stated in the existing agreements governing relations between Distributor and Developer as stated in the MASTER LICENSE AGREEMENT and all Addendums. All sales of the Systems Analyst Toolbox are to be for $500.00 per purchaser plus $100.00 for each additional operating system. The only exception to these prices is that the dealers who had purchased THE MEDICAL MANAGER prior to March, 1986 can purchase the Systems Analyst Toolbox per one operating system for $350.00.

        All sales of the Systems Analyst Toolbox, as priced above, are to yield royalties of 50% to the Developer.

        Manner of Delivery. This will confirm our verbal agreement stating that as of January 1, 1985 all deliverable items shall be transmitted by Licensor or Licensor's agent to Licensee electronically via telephone at Licensor's expense or such other means as Licensee shall designate at Licensee's expense. LICENSOR SHALL NOT DELIVER ANY OF THE DELIVERABLE ITEMS IN ANY TANGIBLE MEDIUM UNLESS SPECIFICALLY AGREED BY LICENSEE. Upon either party's reasonable request, Licensor and Licensee shall execute such certificates or other documents as Licensee may request attesting that such items were transmitted electronically as specified herein. Licensor shall give Licensee written notice of each delivery identifying the deliverable item, and no delivery shall be considered complete until Licensee has received the notice.



/s/ MICHAEL A. SINGER                                   7/23/86
---------------------------------            -------------------------------
Michael A. Singer, President                 Date
Personalized Programming, Inc.



/s/ RICK MEHRLICH                                       7/24/86
---------------------------------            -------------------------------
Rick Mehrlich, President                     Date
Systems Plus, Inc.

                            PERSONALIZED PROGRAMMING
                       Rt. 3, Box 90 - Alachua, FL 32615
                                 (904) 462-2148


                      ADDENDUM to MASTER LICENSE AGREEMENT


        This is to serve as an addendum to the MASTER LICENSE AGREEMENT and all earlier Addendums between Systems Plus, Inc., Distributor, and Personalized Programming, Inc., Developer.

        For the fee of $5,000, payable upon acceptance of contract, Developer will provide Distributor with Version 5.2 of THE MEDICAL MANAGER and DDS MEDICAL MANAGER with versions for PC-DOS single-user, Concurrent CP/M, Novell Network, and associated documentation.

        The terms of distribution, royalties, and expiration of contract are to remain as stated in the existing agreements governing relations between Distributor and Developer as stated in the MASTER LICENSE AGREEMENT and all Addendums. All update and Conversion fees to Version 5.2 are to yield royalties of 50% to the Developer.



/s/ MICHAEL A. SINGER                                     3/18/86
---------------------------------            -------------------------------
Michael A. Singer, President                 Date
Personalized Programming, Inc.



/s/ RICK MEHRLICH                                         3/19/86
---------------------------------            -------------------------------
Rick Mehrlich, President                     Date
Systems Plus, Inc.

                            PERSONALIZED PROGRAMMING
                        Rt. 3, Box 90  Alachua, FL 32615
                                 (904) 462-2148

                            PC DOS ROYALTY AGREEMENT

        This is to serve as a legal contract between Personalized Programming, Inc. of Alachua, Florida and Systems Plus, Inc. of Mountain View, California concerning royalty payments for custom modifications and continuing update and support of the Concurrent Operating System (PC DOS). Personalized Programming is to receive one third (1/3) of all profits made on all PC DOS product shipped by Systems Plus, Inc. after December 31, 1985.

        Profits are defined as gross revenue on each sale less actual cost paid to Digital Research, Inc. for product serialization and documentation (if included), less a reasonable cost for manufacturing the five diskettes. For example, the current intended sales price and product costs would compute profits as follows:

Gross Revenue  -  DRI License  -  DRI Manual  -  Manf Cost  =  Profit Figure
  $450.00      -    $88.00     -    $65.00    -    $22.00   =    $275.00

Profit Figure  X  Royalty
  $275.00      X    1/3     =  $91.66

        This contract and the details covering royalty payment are to be covered under the same terms of the master license agreement and all its addendums, which currently defines the relationship between the two parties.



/s/ MICHAEL A. SINGER                                 1/02/86
---------------------------------            -------------------------------
Michael A. Singer, President                 Date
Personalized Programming, Inc.



/s/ RICK MEHRLICH                                     1/3/86
---------------------------------            -------------------------------
Rick Mehrlich, President                     Date
Systems Plus, Inc.

                            PERSONALIZED PROGRAMMING
Microcomputer                                                        Software

                       Rt. 3, Box 90 - Alachua, FL 32615
                                 (904) 462-2148


        The following is to serve as an addendum to the legal contract between Systems Plus, Inc. and Personalized Programming, Inc. signed on 19 November 1982 detailing the distribution arrangement of THE MEDICAL MANAGER Software System.

        The following optional module is to be added to THE MEDICAL MANAGER System.

                               OFFICE MANAGEMENT

                                   includes:
                                        Appointments Scheduler
                                        Recall Management
                                        Clinical History Management
                                        Procedure & Diagnosis Analysis
                                        Financial History
                                        Hospital Rounds
                                        Encounter Forms

        For legal purposes, Office Management module is to be considered part of the original package, and termination dates, percentages and rights, etc. which apply to the original package under the original contract and its addendum are to apply to Office Management.

        In particular, Systems Plus, Inc. maintains exclusive distribution rights over Office Management for the length of time that they would hold such rights over the original system. For all Office Management modules sold, Personalized Programming, Inc. will receive 25% of all additional revenue generated by the sale of Office Management, with the minimum base royalty of $50.00 as per section 17 of the ADDENDUM to the original contract.


          /s/ RICK MEHRLICH
-----------------------------------------
Systems Plus, Inc., President


          /s/ MICHAEL A. SINGER
-----------------------------------------
Personalized Programming, Inc., President

                   SIXTH ADDENDUM TO MASTER LICENSE AGREEMENT

        THIS ADDENDUM dated this 1st day of August, 1987 ("EFFECTIVE DATE"), supplements and amends the MASTER LICENSE AGREEMENT between PERSONALIZED PROGRAMMING, INC., a Florida Corporation ("LICENSOR"), and SYSTEMS PLUS, INC., a California Corporation ("LICENSEE"), dated November 15, 1982, and amended in writing on November 19, 1982 ("ADDENDUM I."), August 3, 1984 ("ADDENDUM II."), April 1, 1985 ("ADDENDUM III."), October 1, 1985 ("ADDENDUM IV."), and September 16, 1986 ("ADDENDUM V."). The MASTER LICENSE AGREEMENT and ADDENDUM I through V are hereinafter collectively referred to as the "ORIGINAL AGREEMENT."

        WHEREAS, LICENSOR has developed an enhancement to the Program which is sold as the following three (3) separate products (collectively referred to as the "Report Generator"):

        a. The "Full Report Generator" which is an optional module for the end-user which can both create and run reports;

        b. The "Dealer Run-Time Master Version" which is a special version of the Full Report Generator, sold only to and used exclusively by approved dealers, which can both create and run reports for the Full Report Generator as well as for the Run-Time Only Version; and

        c. The "Run-Time Only Version" which is an optional module for the end-user which can only run reports created by the Dealer Run-Time Master Version; and

        WHEREAS, LICENSOR has stabilized support of the EMC Option; and

        WHEREAS, LICENSOR has performed the duties required of LICENSEE in the ORIGINAL AGREEMENT in that LICENSOR has negotiated and serviced various Large Contractual Sales without the assistance of LICENSEE; and

        WHEREAS, LICENSEE desires to acquire the right to distribute the Report Generator, to more fully utilize the EMC support, and to allow LICENSOR to consummate and service Large Contractual Sales under the terms and conditions of this ADDENDUM.

        NOW THEREFORE, in consideration of the promises and premises contained herein, LICENSEE and LICENSOR agree as follows:

        1. AMENDMENT. This ADDENDUM amends the ORIGINAL AGREEMENT, revoking portions in whole and in part, and creating additional covenants, and, wherever discrepancies, modifications or revocations appear, the agreements contained in this ADDENDUM shall prevail, any language in the ORIGINAL AGREEMENT to the contrary notwithstanding. In all other respects the terms and conditions set forth in the ORIGINAL AGREEMENT shall continue in full force and effect.

        2. LICENSE. Subject to the terms and conditions contained in the ORIGINAL AGREEMENT and this ADDENDUM, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, an exclusive, worldwide license to use, reproduce and distribute copies of the Report Generator, including the Manuals and other marketing materials and brochures related thereto. The LICENSEE covenants and agrees not to sell or serialize any Run-Time Only versions of the Report Generator unless and until the dealer purchases and executes THE MEDICAL MANAGER REPORT GENERATOR RUN-TIME ONLY LICENSE AGREEMENT set forth in Exhibit "A" hereto.

        3. TERM. This ADDENDUM shall, in all its terms, commence as of the EFFECTIVE DATE hereof and shall continue through the term set forth in the ORIGINAL AGREEMENT unless otherwise terminated as provided in the ORIGINAL AGREEMENT.

        4. ROYALTY PAYMENTS. Each month during the term of this Agreement, LICENSEE agrees to pay LICENSOR royalty payments for the Full Report Generator equal to the percentages paid by LICENSEE for the Program under the ORIGINAL AGREEMENT. LICENSEE agrees to pay LICENSOR fifty percent (50%) of the wholesale price of the Run-Time Only Version (current price: $250.00), and fifty percent (50%) of the Dealer fee for the Dealer Run-Time Master Version (current price: $5,000.00). LICENSEE further agrees to pay LICENSOR fifty percent (50%) of the current wholesale price for the EMC Modules, rather than the 90% specified in Section 4 of ADDENDUM IV.

        6. EXCEPTIONS TO EXCLUSIVITY. In addition to the exceptions to exclusivity set forth in the ORIGINAL AGREEMENT, including those exceptions set forth in Section 5 of ADDENDUM III and Section 7 of ADDENDUM IV, LICENSEE hereby grants to LICENSOR the right:

        a. To enter into unrestricted licensing agreements with Empire Blue Cross and Blue Shield of New York, Blue Cross and Blue Shield of New Jersey, National Medical Care, Inc. of Waltham, Massachusetts, and their subsidiaries or assigns, to sell and distribute under a private label all current and future versions and options of the PROGRAM, together with related manuals and program documentation; provided that LICENSOR pays LICENSEE twenty-five percent (25%) of the sale price of each Program sold (the "LCS Royalty"), which sale price shall not include payments for LICENSOR's services such as training, program modifications, reimbursement for travel expenses or rights to the source code; and

        b. To enter into other licensing agreements for any Large Contractual Sales which, similar to the sales to Blue Cross and Blue Shield of New York, Blue Cross and Blue Shield of New Jersey, National Medical Care, Inc. of Waltham, are negotiated and supported by LICENSOR; provided that LICENSOR pays LICENSEE the LCS Royalty set forth above.

        c. Except for sales to Empire Blue Cross and Blue Shield of New York as set forth in ADDENDUM III, LICENSOR agrees to pay ten percent (10%) of the LCS Royalty to LICENSEE'S salespersons to be distributed to LICENSEE'S sales staff to promote sales of the LICENSOR'S products.

        IN WITNESS WHEREOF, the parties have executed this ADDENDUM by their duly authorized representatives as of the date and year set forth below.



Systems Plus, Inc.                           Personalized Programming, Inc.


By: /s/  RICHARD W. MEHRLICH                 By: /s/  MICHAEL A. SINGER
    ---------------------------------            -------------------------------
      Richard W. Mehrlich, President               Michael A. Singer, President


Date:      8/24/87                           Date:      8/19/87
      -------------------------------              -----------------------------

                                   Exhibit A

                      THE MEDICAL MANAGER REPORT GENERATOR
                        RUN-TIME ONLY LICENSE AGREEMENT

         The undersigned dealer is hereby granted a license to install Run-Time Only versions of the MEDICAL MANAGER Report Generator. The Dealer will be provided with the ability to create reports on their specially serialized Run-Time Master system and then to install these reports on end-user systems which have been purchased and been serialized for the Run-Time Only Option.

         The reports which the dealer creates shall remain the property of the dealer, as long as they are not based upon reports created by Personalized Programming, Inc. or other dealers or end-users.

         The dealer covenants and agrees that dealer will not permit, allow, or tolerate installation of any Run-Time Master on the end-user's system thus limiting full report generation ability to the purchase of a serialized Report Generator for that site.

         It is understood by both parties that Personalized Programming, Inc. will suffer considerable financial, copyright, and trademark damages by breach of this agreement which are difficult to determine, and the undersigned dealer therefore agrees to pay Personalized Programming, Inc. the amount of Fifty Thousand Dollars ($50,000.00) per violation as liquidated damages in the event the dealer breaches the terms and conditions of this agreement.



Dealer Name: ___________________________________________________________________

Address: _______________________________________________________________________

City, State, Zip: ______________________________________________________________

Signed on the Date of: ______________________

Personalized Programming, Inc.            Dealer


BY: ____________________________________  BY: __________________________________


FBKAG04
XTGG380/4

                  SEVENTH ADDENDUM TO MASTER LICENSE AGREEMENT

THIS ADDENDUM, made and entered into this 2nd day of January, 1989, supplements and amends the Master License Agreement between Personalized Programming, Inc., a Florida corporation ("Licensor"), and Systems Plus, Inc. a California corporation ("Licensee"), dated November 15, 1982, and amended November 19, 1982, August 3, 1984, April 1, 1985, October 1, 1985, September 5, 1986, and
August 1, 1987, (hereinafter collectively referred to as the "Original Agreement").

WHEREAS, Licensor has developed a series of enhancement to the Program, known as the UB-82 insurance billing option, (the "UB-82 Option"); and

WHEREAS, Licensee desires to acquire the right to distribute the UB-82 Option.

NOW THEREFORE, Licensee and Licensor further agree as follows:

1. Amendment: This Addendum modifies and amends the Original Agreement, revoking portions in whole and in part, and creating additional covenants, and, wherever discrepancies, modifications or revocations appear, the agreements contained in this Addendum shall prevail, any language in the Original Agreement to the contrary notwithstanding. In all other respects the terms and conditions set forth in the Original Agreement shall continue in full force and effect.

2. License: Licensor hereby extends the license granted in the Original Agreement to include the UB-82 Option. Due to the complexity of the UB-82 Option, Licensee shall receive verbal approval from Licensor prior to granting each end-user license for the UB-82 Option.

3. Royalty: For each end user license sold by Licensee, Licensor shall receive a royalty in the amount of fifty percent (50%) of the UB-82 Option license fee charged by Licensee.

4. Exception to Exclusivity: Licensee's exclusive, worldwide license to use reproduce and distribute copies of the Program, the Manual and marketing materials, as amended, is hereby modified so to the extent that said license shall no longer be worldwide, but shall extend only to the United States of America, subject to the other limitations set forth in the various amendments to the Original Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum by their duly authorized representatives as of the date and year set forth below.

SYSTEMS PLUS INC.                       PERSONALIZED PROGRAMMING, INC.

By:     [SIG]                           By:     [SIG]
   ---------------------------------       ---------------------------------
   Richard W. Mehrlich, President          Michael A. Singer, President

Date:   12/22/88                        Date:   12/14/88
     ---------------                         ---------------

                     [Personalized Programming, Inc. LOGO]
                       Rt. 3, Box 90 - Alachua, FL 32615
                                 (904) 462-2148

                                January 12, 1989

Mr. Richard W. Mehrlich,
President
Systems Plus, Inc.
500 Clyde Ave.
Mountain View, CA 94303

Re: The Medical Manager Student Edition

Dear Rick:

        As you know, Richard has been working on a Student Edition of the Operator's Guide for use by community colleges around the country. As the enclosed letter indicates, Addison-Wesley Publishing Company has expressed interest in acquiring the rights to publish this work as a text book.

        If things develop with Addison-Wesley, Personalized Programming will assign them the publishing rights to the book, and Systems Plus will be the sole provider of software to colleges which use it. Also, Systems Plus dealers will necessarily play an integral role in the success of this program and could benefit greatly from the positive influence which the course would have on their community.

        The Master License Agreement between Personalized Programming and Systems Plus covers "the Manual and other marketing materials and brochures pertinent thereto." While this does not include collateral projects, we need to make sure that you agree that the Student Edition is not part of the program license before we get too far with our discussions with Addison-Wesley.

        If you agree that the Student Edition is not covered under the Master License Agreement, and that Personalized Programming can assign Addison-Wesley the publishing rights to this book, please sign in the space provided and return this letter to me. If you have any problems with this, please give Mickey or me a call.

                                        Warm regards,

                                        /s/ RICK

                                        Frederick B. Karl, Jr.
                                        General Counsel

Acceptance

/s/ Richard W. Mehrlich
    --------------------------
Richard W. Mehrlich, President


FBK: cw

                         Authors of The Medical Manager

                  Eighth Addendum to Master License Agreement

THIS ADDENDUM, made and entered into this 14th day of December, 1992, supplements and amends the Master License Agreement between PERSONALIZED PROGRAMMING, INC. ("Licensor") and SYSTEMS PLUS, INC. ("Licensee") dated November 15, 1982, and amended November 19, 1982, August 3, 1984, April 1, 1985, October 1, 1985, September 6, 1986, August 1, 1987, and December 22, 1988, (hereinafter collectively referred to as the "Original Agreement").

WHEREAS, Licensor has created the HHC Medical Manager,[TM] a new software program designed to serve the home health care market; and

WHEREAS, the development costs incurred by Licensor to create the HHC Medical Manager[TM] were born entirely by Licensor, but were offset by a Large Contractual Sale by Licensor to National Medical Care ("NMC"); and

WHEREAS, Licensee desires to acquire the right to distribute the HHC Medical Manager.[TM]

NOW THEREFORE, Licensor and Licensee further agree as follows:

1. AMENDMENT: This Addendum modifies and amends the Original Agreement, revoking portions in whole and in part, and creating additional covenants, and, whenever discrepancies, modifications or revocations appear, the agreements contained in this Addendum shall prevail, any language in the Original Agreement to the contrary notwithstanding. In all other respects the terms and conditions set forth in the Original Agreement shall continue in full force and effect.

2. LICENSE: Licensor hereby extends the license granted in the Original Agreement to include the HHC Medical Manager.[TM]

3. DEVELOPMENT COSTS: As consideration for the license extended in paragraph 2 above, and to compensate Licensor for the costs of development of the HHC Medical Manager,[TM] the parties agree as follows, to be effective as of the end of Licensor's last LCS Royalty reporting period:

(a) All sales by Licensor to NMC shall not be included in the LCS royalty payment to Licensee; and

(b) Licensor shall retain that portion of all LCS royalty payments which are necessary to offset any loss in projected royalty revenue from Licensee as follows:

        (i) Based upon past sales figures of THE MEDICAL MANAGER(R) and optional modules, and the anticipated sales of the HHC Medical Manager,(TM) the minimum projected royalty payments to Licensor from Licensee shall be three hundred and fifty thousand dollars ($350,000.00) per month, or $2.1 million for any six (6) month LCS reporting period (hereinafter the "Projected Royalty").

        (ii) At the end of each LCS reporting period, Licensor shall calculate the difference between the Projected Royalty and the actual royalty revenue received during that period. If the actual royalty is less than the Projected Royalty, Licensor shall deduct the difference between the actual royalty and the Projected Royalty from the LCS payment for that reporting period. The additional 10% salespersons bonus set forth in paragraph 6c of the Sixth Addendum shall be based upon the adjusted LCS payment.

4. ROYALTY: For each end user license sold by or through Licensee, Licensee agrees to pay Licensor a royalty in the amount of fifty percent (50%) of the HHC Medical Manager(TM) wholesale license fee charged by Licensee, under the same terms and conditions as the other royalty payments contained in the Original Agreement. In the event the HHC Medical Manager(TM) is licensed as a single unit with The Medical Manager,(R) and not as a separate module, then the license fee for the HHC Medical Manager(TM) shall be calculated by substracting the proportionate license fee for The Medical Manager,(R) including any optional modules, from the total license fee, and multiplying the remainder by 50%. In the event the component parts of the HHC Medical Manager,(TM) such as the Contract Billing system or the Inventory system, are licensed as separate modules, then the royalty for such modules shall also be fifty percent (50%).

IN WITNESS WHEREOF, the parties have executed this Addendum by their duly authorized representatives as of the date and year set forth below.


SYSTEMS PLUS, INC.                      PERSONALIZED PROGRAMMING, INC.

By:     [SIG]                           By:     [SIG]
   --------------------------------        ---------------------------------

Date:   1/19/93                         Date:   1/21/92
     ------------------------------          -------------------------------

                                  Page 2 of 2